Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly report of China Pharma Holdings, Inc. (the "Company") on 10-KSB for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xinhua Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                                         Date: March 26, 2007

                                                         By: /s/ Xinhua Wu
                                                                 Xinhua Wu
                                                         Chief Financial Officer